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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 23, 1997
                                ----------------
                                 Date of Report
                        (Date of earliest event reported)



                                ECOS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



    Colorado                        0-16322                       84-1061207
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(State or other                 (Commission File                (IRS Employer
 jurisdiction of                     Number)                 Identification No.)
 incorporation )


1000 Southern Boulevard, Suite 200, West Palm Beach, Florida           33405
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         (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (561) 835-0990




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Item 2   Acquisition or Disposition of Assets

         On October 23, 1997 ECOS Group, Inc. Sold American Remedial Technologies, Inc. a wholly owned subsidiary to settle a Promissory Note that was in default to the holder and for 100,000 shares of convertible preferred stock in American Remedial Technologies. The convertible preferred stock is non voting and does not pay interest. The stock converts to common shares of American Remedial Stock at a 1:1 ratio if during the period from October 31, 1997 to October 31, 2002 earnings of American Remedial Technologies, Inc exceed eight million dollars ($8,000,000). The company expects a second quarter charge to earnings of eight million two hundred thousand dollars.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             ECOS GROUP, INC.




October 30, 1997                             By: /s/Enrique A. Tomeu
                                             ----------------------------------
                                             Enrique A. Tomeu
                                             President & Chief Executive Officer



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